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                                                                   Exhibit 10.37

                                        June 26, 1996



Mr. Gregory M. Krzemien
109 Burrell Blvd.
Allentown, PA 18104

Dear Mr. Krzemien:

     In recognition of your contribution to the growth and success of Eastern Environmental Services, Inc. (the "Company"), we are pleased to offer to you ("Executive") continued employment with the Company as Chief Financial Officer and Treasurer, subject to the following terms of this letter agreement (the "Agreement").

     1.  Term.  Subject to the terms and conditions hereinafter set forth,
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Executive shall be employed for a term commencing on the date hereof and expiring eighteen (18) months after the date hereof unless such employment is earlier terminated as provided in Section 7 herein (the "Term"). If this Agreement is not terminated prior to the expiration of the Term, the Term of the Agreement shall continue on a month to month basis after the expiration of the eighteen (18) month Term, until either party to this Agreement notifies the other party in writing that this Agreement has been terminated. After the initial 18 month Term, either party may terminate this Agreement for any or no reason with written notice to the other party.

     2.  Duties.  During the Term, Executive shall devote his best efforts and
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substantially all of his business time and services to the Company. Executive shall perform such duties and services which are consistent with the duties he currently performs for the Company and as the Board of Directors (the "Board"), the Chairman of the Board, the Chief Executive Officer, the President or such other person designated by the foregoing shall reasonably request. Notwithstanding the foregoing, during the Term, Executive shall be permitted to consult with William C. Skuba ("Skuba") on matters related to certain business opportunities acquired now or in the future by Skuba from the Company provided that such work shall be at such times and in such manner as shall not unreasonably interfere with the performance of his duties and responsibilities to the Company under this Agreement.

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     3.  Annual Salary.  Executive hereby agrees to accept as compensation for
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all services rendered by Executive in any capacity hereunder during the term an annual salary at the annual rate of [$90,000] commencing on the date hereof (the "Annual Salary"). The Annual Salary shall be payable in cash (i.e. by ordinary check) in approximately equal installments at such intervals as are consistent with the Company's pay periods for regular salaried executive employees. The Annual Salary may be further increased from time to time upon the approval of the Company's President. The Annual Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld by the Company but shall be in addition to the Benefits (as defined below) and any severance compensation payable as described below.

     4.  Benefits.  During the Term, Executive shall be entitled to the benefits
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(the "Benefits") set forth on Schedule A attached hereto.
                              ----------

     5.  Non-Compete; Other Agreements.
         -----------------------------

         5.1. Non-Competition Agreement. All agreements and understandings
              -------------------------
between Executive and the Company, whether oral or written, which in any way restricted the ability of Executive to compete with the Company, whether during the Term or thereafter, and which were in effect at any time prior to the execution and delivery of this Agreement are hereby terminated and of no further force and effect. Neither party shall have any further rights or obligations under such agreements.

         5.2.  Reaffirmation of Indemnity Agreement and Termination of Severance
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Agreement.  Executive and the Company hereby agree that the Indemnity Agreement
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dated April 18, 1995 between Executive and the Company (the "Indemnity
Agreement") shall continue in full force and effect in accordance with its terms and that the Severance Agreement dated August 20, 1993, as amended on February 29, 1996, between Executive and the Company (the "Severance Agreement") shall terminate and be of no further force and effect. In consideration for the termination of the Severance Agreement, the Company agrees: (i) to provide such severance benefits in such amounts and in such manner as set forth in Section 7 hereof and (ii) on the date hereof, to: (a) issue to Executive 6,885 shares of the Company's unregistered stock ("Unregistered Common Stock"), (b) grant to the Executive stock options to purchase a further 8,607 shares of the Company's registered Common Stock at a per share exercise price of $6.25 and 7,500 shares of the Company's registered Common Stock at a per share exercise price of $8.00, each under either the Company's 1987 Stock Option Plan or 1991 Stock Option Plan to be

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immediately exercisable and to expire five (5) years from the date hereof, and
(c) the Company will include on its next S 3 registration Statement the Unregistered Common Stock being issued under this Agreement.

     6.  Confidential Information.  Executive agrees that, for a period of
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eighteen (18) months following the expiration or termination of Executive's employment with the Company pursuant to this Agreement, Executive shall keep secret and retain in strictest confidence, and shall not use for Executive's benefit or the benefit of others, directly or indirectly, any proprietary, confidential or secret matters relating to the Company including, without limitation, financial information, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, methods of manufacture, technical processes, designs and design projects or any other entity which may hereafter become an affiliate thereof, learned, acquired or developed by Executive while employed by the Company. In the event that Executive or any of his representatives becomes legally compelled to disclose any of the proprietary, confidential or secret information of the Company, Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy.

     7.  Termination.  Executive's employment hereunder may be terminated during
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the Term as described below.

         7.1.  Resignation, Death or Disability.
               --------------------------------

              (a) In the event of the resignation, death or Disability (as defined below) of Executive during the Term, Executive's employment hereunder shall be terminated and the Company shall pay to Executive or Executive's executors, legal representatives or administrators, all accrued and unpaid Annual Salary and Benefits through the date of such termination, together with such other payments as may be provided in this Section 7.1 below.

              (b) Except as set forth above in this Section 7.1, and except for any salary and other benefits accrued, vested and unpaid as of the date of his death or Disability, the Company shall not be under any further obligation to the Employee or his heirs or personal representatives after the date of the Employee's death or Disability pursuant to this Agreement.

              (c) In the event that Executive resigns his employment, he shall receive the following severance payments:

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(i) if Executive resigns within the first eight months of the date hereof, he shall receive thirty days after such resignation a lump sum payment in cash equal to six months of his Annual Salary, (ii) if Executive resigns after eight months of the date hereof but before eighteen months of the date hereof, he shall receive thirty days after such resignation a lump sum payment in cash equal to two (2) months of his Annual Salary, and (iii) if Executive resigns thereafter, he shall receive no severance payment.

           (d) The exercisability of the stock options following the death of Executive is governed by the terms of the relevant stock options plan and stock option agreement under which the stock options were granted.

           (e) A "Disability" shall be deemed to occur if Executive is unable to perform his duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than 90 consecutive days or more than 180 days in the aggregate, during any one-year period during the Term.

     7.2.  Termination For Cause.
           ---------------------

           (a) The Company may terminate Executive's employment hereunder at any time for "Cause" upon written notice to Executive. For purposes of this Agreement, "Cause" shall mean: (i) the occurrence of any of the following material violations: (A) alcohol abuse or use of controlled substances during employment hours, (B) except where nonperformance is caused by a resignation, Disability or death, Executive's refusal or inability to competently perform his material obligations under this Agreement or (C) other conduct of Executive involving any type of disloyalty to the Company or any of its affiliates or subsidiaries or gross negligence or willful misconduct with respect to the Company or any of its affiliates or subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment or a conviction of a felony or a misdemeanor involving moral turpitude or the entering of a plea of guilty or nolo contendere to a felony and (C) the failure
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by Executive to cure such material violation within thirty (30) days of receiving written notice by the Board of such material violation.

           (b) If the Company exercises the right to terminate Executive's employment with Company for Cause, the Company's obligation to Executive shall be limited solely to the payment of accrued and unpaid Annual Salary and Benefits through the date of such termination, except, if the termination is

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within the first eight months of this Agreement's term the Company shall also pay the lump sum benefit set forth in 7.1 (c)(i).

           (c) The Company shall have such rights and remedies as may be available to it for any breach by the Employee of this Agreement or otherwise.

     7.3.  Termination Without Cause.
           -------------------------

           (a) At any time, the Company may terminate Executive's employment hereunder for a reason not constituting Cause by giving written notice to Executive thirty (30) days prior to such termination.

           (b) If Executive is terminated without Cause, the Executive shall be entitled to payment of (i) all accrued and unpaid Annual Salary and Benefits through the date of such termination and (ii) a lump sum amount equal to the greater of six months of his Annual Salary or the balance of his Annual Salary for the remainder of the Term.

           (c) For purposes of this Section 7.3, Executive shall be deemed to have been terminated without Cause if Executive terminates his employment with the Company following either (i) a reduction in Executive's Annual Salary or Benefits; (ii) a change required by the Company in the workplace at which Executive is required to perform his services more than (2) times per calendar week in order effectively to provide such services and such new workplace is other than in Drums, Pennsylvania or Mount Laurel, New Jersey and is more than ninety (90) minutes driving time one way from Executive's residence in Allentown, Pennsylvania; or (iii) a material change in the duties and responsibilities of Executive which change is required by the Company.

     7.4   Change of Control.
           -----------------

           (a) In the event of a Change of Control (as defined below) while Executive is an employee of the Company, the Company agrees to pay to Executive a lump sum within thirty days after the Change of Control an amount equal to his Annual Salary.

           (b) For purposes of this Section 7.4, a "Change of Control" shall mean the occurrence of any of the following events:

                 (i) the acquisition in one or more transactions by any "Person" (as the term person is used for
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purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as
amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this Section 5.1, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                (ii) Approval by shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than thirty-five percent (35%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                (iii) Acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than thirty-five percent (35%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

                (iv) Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because thirty-five percent (35%) or more of the then outstanding Voting Securities is acquired by any or all of Louis D. Paolino, Jr., George Moorehead, Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund (Cayman), L.P.

     9.  Successors and Assigns.  This Agreement shall inure to the benefit of
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and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however,
                                                           --------  -------
that neither


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Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

     10.   Notice.  Any notice or communication required or permitted under this
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Agreement shall be made in writing and (i) sent by overnight courier, (ii)
mailed by certified or registered mail, return receipt requested or (iii) sent by telecopier, addressed to the addresses of the parties set forth on page 1 hereof or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

     11.   Entire Agreement; Amendments.  This Agreement sets forth the
           ----------------------------
understanding of the parties hereto relating to the subject matter hereof, and except as set forth in Section 5.2 hereof merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Executive with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

     12.   Waiver.  Any waiver by either party of any breach of any term or
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condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

     13.   Governing Law.  Notwithstanding any contrary choice of laws
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principles, this Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania, applicable to contracts executed and performed within the Commonwealth of Pennsylvania.

     14.   Severability.  Whenever possible, each provision of this Agreement
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will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be

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reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

           Please indicate your acceptance of employment and your agreement to render services to the Company subject to the terms set forth above by executing and returning the enclosed copy of this letter.

                                        Sincerely,

                                        EASTERN ENVIRONMENTAL
                                        SERVICES, INC.



                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


Agreed to and Accepted:



- --------------------------
Gregory M. Krzemien

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                                   SCHEDULE A

                               EMPLOYEE BENEFITS


1.   Automobile.  Executive shall be paid $400 per month during the Term as an
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automobile allowance.  Such automobile allowance shall be in addition to and not in lieu of any reimbursement of toll and gas expenses for business travel (which shall include travel between home and any offices of the Company other than those presently located in Drums, Pennsylvania) pursuant to Section 3 below).

2.   Nonaccountable Travel Expense Allowance.  Executive shall be paid $75
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per week during the Term as a nonaccountable travel expense allowance.

3.   Expense Reimbursement.  Executive shall be entitled to receive
     ---------------------
reimbursement from the Company for all reasonable out-of-pocket expenses incurred by Executive in performing his duties under the Agreement, in accordance with the expense reimbursement policy established from time to time by the Company, upon presentation of expense statements or vouchers and such other supporting information as may be required pursuant to any expense reimbursement policy adopted by the Company and in force from time to time.

4.   Vacation; Sick Leave.  Executive shall be entitled to paid vacation time
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and sick leave in accordance with such general policies as may be in effect from time to time for management employees.

5.   Payment for Professional Education Courses. The Company shall pay for
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Executive's continuing professional education course in order to maintain his license as a Certified Public Accountant as well as for any master's decree or other post-baccalaureate courses which Executive may elect to take during the Term.

6.   Hotel Accommodations.  In the event Executive worked for the Company for
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eleven (11) hours or more on a particular day, the Company shall provide
Executive with hotel accommodations for that evening and shall pay all of Executive's reasonable lodging and meal expenses.

7.   Stock Options.  Executive shall be eligible for stock options under the
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Company's stock option plans based on Executive's performance of his duties.

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8.   Bonuses.  Executive shall be eligible for bonuses based on Executive's
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performance of his duties.

9.   Other Benefits.  Executive shall be entitled, if and to the extent
     --------------
eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Company, which may be no less favorable to Executive than the terms offered to such other senior executives of the Company during the Term.

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